Exhibit 99.1

®

P. O. Box 1980
Winchester, VA 22604-8090

FOR IMMEDIATE RELEASE

Contact:	Glenn Eanes Vice President and Treasurer 540-665-9100

AMERICAN WOODMARK ADDS NEW BOARD MEMBER
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WINCHESTER, VA. (November 9, 2015) – American Woodmark Corporation (NASDAQ: AMWD), today announced that David W. Moon of Lennox International, Inc., has joined the Company’s board of directors.

Mr. Moon serves as the Executive Vice President and President and Chief Operating Officer of Lennox International, Inc.’s Worldwide Refrigeration Segment, a global leader in the heating, air conditioning, and refrigeration markets. Mr. Moon joined Lennox International, Inc. in 1998. Prior to that, Mr. Moon previously held various management positions with Allied Signal, Inc., Case Corporation, and Tenneco Inc. in the United States, Hong Kong, Taiwan and Germany.

Mr. Moon earned a BS in Civil Engineering and an MBA from Texas A&M University.

American Woodmark Corporation manufactures and distributes kitchen cabinets and vanities for the remodeling and new home construction markets. Its products are sold on a national basis directly to home centers, major builders and through a network of independent distributors. The Company presently operates nine manufacturing facilities and seven service centers across the country.

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